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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 17, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of AIM Mid Cap Core Equity Fund (one of the portfolios constituting AIM Growth Series), which is also incorporated by reference and appears in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
June 26, 2009